Exhibit 99.1

FOR IMMEDIATE RELEASE

Geneva Acquisition Corporation Announces Trust Investment Details

Boston, MA - October 10, 2008 In light of recent events impacting the global financial markets, Geneva Acquisition Corporation (“Geneva”) (AMEX: GAC) announced today details related to its assets being held in trust. The assets are held in a trust account at Citi Smith Barney, with Continental Stock Transfer & Trust Company as trustee. 100% of those assets are invested in Citi Institutional US Treasury Reserves (Nasdaq: CIIXX, Cusip # 52470G841) (the “Fund”). Legg Mason Partners Fund Advisor, LLC is the Fund’s investment manager, and Western Asset Management Company provides the day-to-day portfolio management of the Fund as sub-adviser. Per the Fund’s prospectus (i) the Fund invests its assets in obligations of the U.S. Treasury, including Treasury bills, bonds and notes and may also invest in short-term obligations of U.S. government agencies and instrumentalities only if the obligations are backed by the full faith and credit of the United States Treasury and (ii) the dollar weighted average maturity of the Fund will generally be 90 days or less.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of Geneva, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

All questions and inquiries for further information should be directed to John F. Rousseau, Jr., Chief Operating Officer of Geneva. He can be reached via telephone at 617-933-7100.

About Geneva Acquisition Corporation

Geneva is a special purpose acquisition company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Its web site is www.geneva-spac.com

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting Geneva, the ability of Geneva to satisfy the conditions to complete the business combination and those other risks and uncertainties detailed in Geneva’s filings with the Securities and Exchange Commission. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Geneva undertakes no obligation to update publicly any forward-looking statements.